CALCULATION OF FEES TABLE
FORM 424(b)(5)
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Rule 457(r) and Other (1)	9,500,000	16.435	(2)	156,132,500.00	0.00015310	23,903.89	N/A	N/A	N/A	N/A
	Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value	Rule 415(a)(6) (1)	8,232,711	18.805	(3)	154,816,130.36			S-3	333-278327	3/28/2024	23,702.35
	Total Offering Amounts						310,948,630.36		23,903.89
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								23,903.89

(1)Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). As of the date hereof, 8,232,711 shares offered under the registrant’s prospectus supplement, dated February 13, 2025, filed with the Securities and Exchange Commission on February 13, 2025 (Registration No. 333-278327) remain unsold (the “Unsold Shares”). A registration fee for the Unsold Shares was paid when such shares were initially registered on the Registrant’s prospectus supplement dated February 13, 2025 to the Registration Statement on Form S-3 (Registration Statement No. 333-278327) filed by the Registrant on March 28, 2024 under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Shares are included on and offered, in addition to the 9,500,000 shares registered hereby, under this prospectus supplement (Registration No. 333-278327). Accordingly, no filing fee is due for the Unsold Shares.
(2)Calculated pursuant to Rule 457(c) and Rule 457(r) under the Securities Act, based upon the average of the high and low price per share of the common stock of the registrant as reported on the New York Stock Exchange on July 21, 2025.
(3)Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act, based upon the average of the high and low price per share of the common stock of the Registrant as reported on the New York Stock Exchange on February 7, 2025.